Exhibit 99.1

Ameresco and Southern California Edison Reach Agreement on Substantial Completion Milestone for Two Battery Energy Storage Projects

FRAMINGHAM, MASSACHUSETTS – September 3, 2024 – Ameresco, Inc., (NYSE: AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced that it has reached an agreement with Southern California Edison Company (SCE) on the substantial completion of two out of three battery energy storage system projects. SCE will pay approximately $110 million within seven days for the milestone completion, reflecting a set-off of liquidated damages which are still in dispute and additional work costs. Final acceptance payments will follow upon project completion. The third project is expected to reach substantial completion in Q4 2024.

To learn more about the energy efficiency and renewable energy solutions offered by Ameresco, visit www.ameresco.com.

Contacts:
Media Relations Leila Dillon, 508.661.2264, news@ameresco.com

Investor Relations Eric Prouty, Advisiry Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, Advisiry Partners, 212.750.5800, lynn.morgen@advisiry.com

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes solutions that help customers reduce costs, decarbonize to net zero, and build energy resiliency while leveraging smart, connected technologies. From implementing energy efficiency and infrastructure upgrades to developing, constructing, and operating distributed energy resources – we are a trusted sustainability partner. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, utilities, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Forward Looking Statements Any statements in this press release about the timing, completion and invoicing of the SCE projects and our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and related liquidated and other damages we may be subject to; the fiscal health of the government and the risk of government shutdowns; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects; our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements; the impact of macroeconomic challenges, weather related events and climate change on our business; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.